                                                               Exhibit (23)(c)



                         [Thompson Hine LLP letterhead]



                               November 14, 2001



KeyCorp
127 Public Square
Cleveland, Ohio 44114

Ladies and Gentlemen:

We hereby consent to the quotation of our opinion under the heading "United States Tax Considerations" in the Prospectus Supplement filed as a part of KeyCorp's Registration Statement on Form S-3 filed with the Securities and Exchange Commission on November 14, 2001, which Registration Statement also constitutes Post-Effective Amendment No. 1 to KeyCorp's Registration Statement on Form S-3, File No. 333-50802, and to the use of our name therein.

Very truly yours,

/s/ Thompson Hine LLP